AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D


         Each of the undersigned hereby affirms and agrees that this 13D is filed on their behalf.


Dated:  March 5, 1999                                 /s/ Gregory Rotman
                                                     ---------------------------
                                                     Gregory Rotman


                                                     /s/ Richard Rotman
                                                     ---------------------------
                                                     Richard Rotman


                                                     /s/ Marc Stengel
                                                     -----------------------
                                                     Marc Stengel


                                                     /s/ Hannah Kramer
                                                     ---------------------------
                                                     Hannah Kramer







C76862.636